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                                  AMENDMENT TO
                  AMENDED AGREEMENT AND PLAN OF REORGANIZATION

Reference is made to that certain Amended Agreement and Plan of Reorganization dated April 8, 1997 (the 'Reorganization Agreement'), by and among Proflight Medical Response, Inc., a Colorado corporation (the 'Purchaser'), Air Response, Inc., a New York corporation (the 'Company'), and Mr. Louis R. Capece, Jr., having an address at 10845 Bayshore Drive, Windermere, Florida 34780 (the 'Shareholders').

     In connection with the Purchaser's initial public offering, which is pending as of the date hereof, the parties hereby agree to amend the Reorganization Agreement as follows:

     Article II, Section 2.1 is hereby amended by changing the amount of $1,500,000, representing the dollar value of shares of common stock of the Purchaser which the Shareholder is entitled to receive, to $2,225,000.

     Article IX, Section 9.1 is hereby amended by changing the date of September 1, 1997 to February 16, 1998.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this amendment as of January 20, 1998.

                                          AIR RESPONSE, INC.

                                          By:   LOUIS R. CAPECE
                                            ----------------------------------
                                            Louis R. Capece, Jr.
                                            President

                                                LOUIS R. CAPECE, JR.
                                            ----------------------------------
                                            Louis R. Capece, Jr.

                                          PROFLIGHT MEDICAL RESPONSE, INC.

                                          By:   KEVIN L. BURKHARDT
                                            ----------------------------------

                                          Name: KEVIN L. BURKHARDT
                                             ----------------------------------
                                             Title: President & CEO




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